                                                                Exhibit 10.18(b)

                            SECOND AMENDMENT OF LEASE
                  (PARTIAL TERMINATION AND SURRENDER AGREEMENT)


     THIS AGREEMENT (this "Agreement") is made as of the 31st day of March, 2000
                           ---------
between EASTVIEW HOLDINGS LLC ("Landlord"), a Delaware limited liability
                                --------
company, having an address at c/o LCOR Asset Management L.P., One Penn Plaza, Suite 3310, New York, New York 10119, and EMISPHERE TECHNOLOGIES, INC. ("Tenant"), a Delaware corporation, having an address at 765 Old Saw Mill River
  ------
Road, Tarrytown, New York 10591.


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Landlord's predecessor-in-interest and Tenant entered into a Lease dated as of March 31, 1997 (the "Original Lease"), for certain premises shown on
                                 --------------
Exhibit A of the Original Lease (the "Original Premises") in the Linde Building
                                      -----------------
(765 Old Saw Mill River Road) (the "Linde Building") and the Spine Building (777
                                    --------------
Old Saw Mill River Road) (the "Spine Building") located within the project known
                               --------------
as The Landmark at Eastview, in the Towns of Mt. Pleasant and Greenburgh, New York, as the Original Lease was amended by the Amendment of Lease dated as of January 31, 1999 (the "First Amendment") (as amended, the "Lease");
                       ---------------                     -----

     WHEREAS, the First Amendment of Lease added approximately 2359 rentable square feet of space in the mezzanine level of the Linde Building (the

"Mezzanine Space") to the Original Premises; and
 ---------------

     WHEREAS, Tenant wishes to surrender, and to be released from certain of its obligations under the Lease with respect to, the entire Mezzanine Space (the

"Surrender Space", which Surrender Space is more particularly shown hatched on
 ---------------
Schedule A attached to this Agreement), and Landlord is willing to grant such
--------
release and accept such surrender of the Surrender Space, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Lease.

     2.  On or before December 31, 2000 (the "Surrender Date") Tenant shall
                                              --------------
vacate and surrender possession of the Surrender Space to Landlord and shall surrender all of Tenant's right, title and interest in and to the Surrender Space under the Lease, with the intent and purpose that the Term of the Lease with respect to the Surrender Space shall be extinguished in the same manner and with the same effect as if the Term of the Lease had expired on the Surrender Date.

     3. Tenant shall pay all Fixed Rent and Additional Charges accruing under the Lease with respect to the Surrender Space through and including the Surrender Date in accordance with the Lease.

     4. On the Surrender Date, Tenant shall deliver the Surrender Space to Landlord vacant, broom clean and free and clear of all tenancies, subtenancies and occupancies, and otherwise in the condition in which the Premises are required to be surrendered to Landlord under the terms of the Lease (as amended by this Agreement) upon the expiration of the Term of the Lease, and otherwise in accordance with the terms of the Lease (as amended by this Agreement), including, without limitation, Articles 12 and 13 of the Lease.

     5. On the Surrender Date, Landlord shall accept the surrender of the Surrender Space and release Tenant from its obligations under the Lease with respect only to the Surrender Space, except that Tenant shall continue to remain liable thereafter: (a) for Landlord's liabilities, costs and expenses of every nature occasioned by Tenant's failure to surrender the Surrender Space to Landlord in accordance with the terms of the Lease, as amended by this Agreement (including, without limitation, reasonable attorneys' fees and disbursements and reasonable attorneys' fees and disbursements incurred in establishing liability under this Paragraph 5 and in collecting amounts payable hereunder); (b) for all
           -----------
liabilities and claims incurred by or made against Landlord and/or Tenant for labor and materials asserted to have been furnished to Tenant or anyone claiming by, through or under Tenant with respect to the Surrender Space, up to and including the Surrender Date; (c) for any claims by Landlord against Tenant for contribution or indemnification or both arising out of third-party claims against Landlord to the extent provided for in the Lease, as amended by this Agreement; (d) for all obligations and liabilities of Tenant with respect to the Surrender Space accruing on or prior to the Surrender Date; and (e) for all other obligations of Tenant with respect to the Surrender Space expressly provided in the Lease to survive the termination or expiration of the Lease.

     6. Effective on the Surrender Date, Tenant releases Landlord and its successors and assigns from and against any and all claims, obligations and liabilities of every kind or nature whatsoever thereafter arising out of or in connection with the Surrender Space.

     7. Effective on the Surrender Date, the Lease shall be amended as follows in order to reflect the Surrender of the Surrender Space: (a) "Tenant's Proportionate Share" under the Lease shall mean 9.03% (subject to change as set forth in Sections 4.01(c) and 4.06 of the Original Lease); (b) the "Fixed Rent" as defined in Section 1.04 of the Original Lease shall be reduced by $23,590 per annum, and effective September 1, 2003, the Fixed Rent, as decreased pursuant to this sentence, shall be reduced by an additional $4,718 per annum. From and after the Surrender Date, all references in the Lease to "Exhibit B" shall be deemed to mean Exhibit B as modified by this Paragraph 7.

     8. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall affect Tenant's obligations and liabilities with respect to the remainder of the Premises other than the Surrender Space demised to Tenant under the Lease (the "Remaining Premises"), which obligations and liabilities
                      ------------------
shall continue under the Lease (as amended by this Agreement) as if this Agreement had not been made. From and after the Surrender Date, the term "Premises" under the Lease (and all references in the Lease thereto) shall be deemed to mean only the Remaining Premises.

     9. Landlord shall have no obligation to perform any work in, or to otherwise alter or improve the Remaining Premises (or to pay Tenant any sum toward any such work, alterations or improvements), in order to separately demise the Remaining Premises or otherwise, in connection with, or as a result of, this Agreement.

     10. Tenant represents and warrants on behalf of itself and its successors and assigns, that it has not done or suffered to be done (and Tenant agrees that it will not do or suffer to be done) anything whereby the Surrender Space or any alteration, decoration, installation or improvement in and to the Surrender Space (collectively, the "Improvements") has or will become encumbered in any
                          ------------
way whatsoever and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in, to or under the Surrender Space or the Improvements. This Paragraph 10 shall survive the
                                           ------------
termination or expiration of the Lease and this Agreement.

     11. Simultaneously with the execution and delivery of this Agreement, Landlord and Tenant shall execute a New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the "TP-584"). Tenant shall
                                                      ------
file the TP-584 on or before the date required by law with the New York State Department of Taxation and Finance and shall give Landlord written notice of such filing. Although Landlord and Tenant do not anticipate that any New York State Real Estate Transfer Tax ("State Transfer Tax") will be payable in
                                 ------------------
connection with this Agreement or the transaction contemplated hereby, to the extent any State Transfer Tax is due and payable by Tenant as transferor, Tenant shall pay same as and when due and shall also pay any and all late fees, penalties and interest assessed for failure to pay same when due. Tenant shall indemnify and hold harmless Landlord for, from and against any and all liabilities, losses, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable attorneys' fees and disbursements incurred in establishing liability, and in collecting amounts payable, under this Paragraph 11) arising from a breach of Tenant's obligations
                    ------------
under this Paragraph 11 or incurred in connection with any State Transfer Tax
           ------------
and/or any other real estate or real property transfer tax that is or may become, or may be asserted to be or become, due, owing or imposed in connection with this Agreement or the surrender of the Surrender Space now or hereafter by the State of New York or any agent or instrumentality of such State, including, without limitation, any late charges, penalties and interest imposed or to be imposed in connection therewith. Tenant shall file such other returns, affidavits and/or other documents, if any, that may be required in connection with such other taxes and Landlord shall sign such returns, affidavits and documents as required by law and otherwise cooperate with Tenant in making any filing required in connection with such taxes. This Paragraph 11 shall survive
                                                     ------------
the termination or expiration of the Lease and this Agreement.

     12. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this Agreement other than LCOR Asset Management L.P. (the "Broker"). The execution and delivery of this
                            ------
Agreement by each party shall be conclusive evidence that such party acknowledges that the other party has relied upon the foregoing representation and warranty. Landlord and Tenant shall indemnify and hold harmless the other from and against any and all claims for commission, fee or other compensation by any person (other than the Broker with respect to Tenant's indemnity to Landlord), who claims to have dealt with such party in connection with this Agreement and for any and all costs incurred by the indemnified party in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. This Paragraph 12 shall survive the expiration or earlier termination of the Lease or this Agreement.

     13. This Agreement shall not be binding upon or enforceable against Landlord or Tenant unless and until Landlord and Tenant shall have each executed and unconditionally delivered to the other an executed counterpart of this Agreement.

     14. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     15. This Agreement shall be governed by, and construed and interpreted in accordance with, New York law, without regard to conflicts of law principles.

     16. Except as amended by this Agreement, the Lease is ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the day and year first written above.


                                     LANDLORD:

                                     EASTVIEW HOLDINGS LLC

                                     By:  EASTVIEW SPE INC.,
                                          its managing member



                                          By:______________________
                                              Name:
                                              Title:


                                     TENANT:

                                     EMISPHERE TECHNOLOGIES, INC.



                                     By:___________________________
                                         Name:
                                         Title:

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


     On the ______ day of _____ in the year 2000 before me, the undersigned, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                         -------------------------
                                         Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


     On the ______ day of _____ in the year 2000 before me, the undersigned, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                         -------------------------
                                         Notary Public

                                   SCHEDULE A
                                   ----------

                                 Surrender Space
                                 ---------------








                                      A-1